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                                  EXHIBIT 11.1

                          SONUS PHARMACEUTICALS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE



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
                                                            Three Months Ended                          Six Months Ended
                                                                 June 30,                                   June 30,
                                                   -----------------------------------      -------------------------------------
                                                         1996                 1995                 1996                   1995
                                                   --------------      ---------------      ---------------      ----------------
 Net income (loss) . . . . . . . . . . . . . . .   $      980,922      $    (1,624,111)     $    (3,726,782)     $       (890,983)



 Weighted average shares outstanding . . . . . .        8,461,220            2,050,032            8,455,550             3,330,201
                                                   ==============      ===============      ===============      ================
 Net effect of common stock equivalents
   calculated using the treasury stock
   method at the average quarterly price
   of $18.64 per share, and treated as
   outstanding for all periods presented . . . .          629,725                    -                    -                     -
                                                   --------------      ---------------      ---------------      ----------------
 Shares used in computation of net income
   (loss) per share. . . . . . . . . . . . . . .        9,090,945            2,050,032            8,455,550             3,330,201
                                                   ==============      ===============      ===============      ================
 Net income (loss) per share . . . . . . . . . .   $         0.11      $         (0.79)     $         (0.44)     $         (0.27)
                                                   ==============      ===============      ===============      ================
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